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                                                                   EXHIBIT 10RRR

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), made and entered into as of the 1st day of November, 1995, by and among Graphic Industries, Inc., a Georgia corporation ("Graphic"), Quadras Acquisition Company, a Georgia corporation and wholly-owned subsidiary of Graphic ("QAC"), QQQ, Inc., a Georgia corporation ("QQQ"), Quadras, Inc. ("Quadras"), a Georgia corporation and wholly-owned subsidiary of QQQ; and Sara Senie Harris ("Harris") and Cynthia A. Morgan ("Morgan"), individual residents of the State of Georgia (collectively, referred to herein as the "Stockholders" and individually as a "Stockholder").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Stockholders own 100% of the outstanding shares of the common stock, $1.00 par value per share, of QQQ (the "Shares"); and

     WHEREAS, QQQ owns all of the issued and outstanding stock of Quadras; and

     WHEREAS, the Stockholders, Graphic, QAC and QQQ wish to enter into a transaction pursuant to which QQQ shall be merged with and into QAC on the terms and conditions set forth herein (the "Merger").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 The capitalized terms used in this Agreement (and not otherwise expressly defined herein) shall have the meanings set forth in the Glossary attached hereto and expressly made a part hereof.

                                   ARTICLE 2
                          MERGER AND EXCHANGE OF STOCK

     2.1  Agreement to Merge.  Graphic, QAC and QQQ agree to effect the Merger
          ------------------
as provided for herein, subject to the terms and conditions set forth herein.

     2.2  Merger of QQQ Into QAC.  On the Effective Date, QQQ shall be merged
          ----------------------
into and with QAC in accordance with the provisions of the Georgia Business Corporation Code. QAC shall be the surviving corporation in the Merger.

     2.3  Manner of Converting Shares.
          ---------------------------
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     (a) Each share of stock of QAC issued and outstanding on the Effective
Date, by virtue of the Merger and without any action on the part of the holders thereof, shall continue to remain outstanding and shall continue to be fully paid and non-assessable.

     (b) The manner and basis of converting the outstanding shares of QQQ Stock upon consummation of the Merger shall be as follows:

     (i) Except as provided in Section 2.3(b)(ii) below, each share of QQQ Stock issued and outstanding on the Effective Date (other than treasury shares) shall, as of the Effective Date, and without any action on the part of the holder thereof, be converted into and exchanged for the number of shares of Graphic Stock set forth on Schedule 2.3 hereof. Any and all shares of QQQ Stock held as treasury shares shall automatically be canceled and retired on the Effective Date, and no consideration shall be issued in exchange therefor.

     (ii) No fractional shares of Graphic Stock will be issued as a result of the Merger. In lieu of fractional shares, the total number of shares of Graphic Stock to be issued in the Merger shall be rounded up to the nearest whole number of shares.

     2.4  Exchange of Stock Certificates.  On the Effective Date, each holder of
          ------------------------------
any outstanding certificate or certificates theretofore representing QQQ Stock shall surrender the same to Graphic, and such holder shall be entitled upon such surrender to receive a certificate or certificates representing the number of full Initial Shares that she is entitled to receive pursuant to this Agreement and an acknowledgement of deposit into escrow pursuant to the Escrow Agreement of a certificate for the maximum number of Escrow Shares to which such Stockholder is entitled pursuant to the terms of this Agreement.

     2.5  Agreement to Issue Graphic Stock.
          --------------------------------

     (a) Subject to the terms and conditions herein and in exchange for QQQ Stock outstanding on the Effective Date, Graphic shall issue and deliver: (a) the Initial Shares to the Stockholders and (b) the Escrow Shares to the Escrow Agent, pursuant to the Escrow Agreement, in the name of the Escrow Agent as set forth in Section 2.6 herein.

     (b) During the Escrow Period and subject to the terms and conditions of the Escrow Agreement, the Stockholders shall be entitled to vote the Escrow Shares in all respects and on all matters as to which shareholders of Graphic are entitled to vote and any and all dividends or other distributions declared and paid with respect to the Escrow Shares shall be deposited into escrow and shall be distributed pursuant to Section 2.6 hereof and the Escrow Agreement.

     2.6  Escrow Shares.
          -------------

     (a) On the Effective Date, Graphic shall issue and deliver to the Escrow Agent the Escrow Shares to be held in escrow for the Escrow Period. The Escrow

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Shares and the dividends thereon shall be used for the purposes set forth in the
Escrow Agreement, including, but not limited to: (i) repurchase certain uncollectible accounts receivable of QQQ or Quadras as determined under Section 2.10(c) hereof; (ii) adjust the consideration as set forth in Section 2.10 hereof; and (iii) compensate, in whole or in part, Graphic and QAC for a breach of any representation, warranty or covenant by QQQ or any Stockholder.

     (b) During the Escrow Period no party to the Escrow Agreement shall be entitled to sell, pledge, hypothecate, assign or otherwise dispose of any Escrow Shares.

     2.7  Effective Date.  As soon as practicable after satisfaction or waiver
          --------------
of all conditions to the Merger, the parties shall cause the Certificate of Merger (the "Certificate of Merger") with respect to the Merger to be filed and recorded with the Secretary of the State of Georgia in accordance with the Georgia Business Corporation Code and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective on the Effective Date. Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held on November 1, 1995, at the offices of Gray, Gilliland & Gold, P.C., Atlanta, Georgia, or such other time and place as the parties agree, provided that in no event shall the Closing be held later than November 1, 1995.

     2.8  Tax Consequences.  It is intended that the Merger shall constitute a
          ----------------
reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

     2.9  Articles of Incorporation; Bylaws; Directors and Officers.  The
          ---------------------------------------------------------
Articles of Incorporation and bylaws of QAC as in effect on the Effective Date shall be the Articles of Incorporation and bylaws of the Surviving Corporation. The Board of Directors and officers of QAC on the Effective Date shall be the Board of Directors and officers of the Surviving Corporation.

     2.10  Adjustment of Graphic Stock.
           ---------------------------

     (a) Within 30 days following the Closing Date, the Stockholders shall prepare and deliver to QAC (i) an unaudited, consolidated balance sheet of QQQ dated as of October 31, 1995 (the "Preliminary Closing Balance Sheet"), which shall be prepared in accordance with generally accepted accounting principles consistently applied (except for the revenue recognition method relating to percentage of completion for contracts which shall be applied consistently with past practices of QQQ and Quadras) and which shall include the Net Book Value of QQQ as of the Closing Date (the "Estimated Net Book Value") and (ii) a schedule (the "Financial Schedule") setting forth any proposed adjustment to the number of shares of Graphic Stock based upon the difference between the Net Book Value of QQQ shown on the Interim Balance Sheet and the Estimated Net Book Value; provided, however, that accounts receivable may subsequently be valued in the manner described in Section 2.10(c)(ii) hereof.

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     (b) Graphic shall, at its expense, cause its certified public accountants,
Kanes Benator & Company, L.L.C., to conduct an audit of the Preliminary Closing Balance Sheet of QQQ (the "Closing Audit"). The Closing Audit shall be completed and delivered to the Stockholders within sixty (60) days after the receipt of the Preliminary Closing Balance Sheet, provided that the Stockholders shall fully cooperate with Graphic and its auditors in completing the Closing Audit. The audited closing balance sheet resulting from the Closing Audit (the "Closing Balance Sheet") shall be prepared in accordance with generally accepted accounting principles consistently applied. The results of the Closing Audit shall be final, binding and conclusive on all parties hereto unless the Stockholders shall have notified QAC and Graphic in writing within thirty (30) days of receipt of the Closing Balance Sheet that they dispute any of the adjustments or entries set forth on the Closing Balance Sheet. In the event the Stockholders notify QAC and Graphic of any such dispute, and the parties cannot resolve such dispute within thirty (30) days after QAC and Graphic receive such notice, the parties shall submit such disputes to the accounting firm of Price Waterhouse & Co. ("PW") for resolution. All parties shall cooperate fully with PW in such firm's review and investigation of such disputes; including, without limitation, divulging and delivering to PW all such records, data, workpapers, documents, computer discs and other information as PW may request. PW's decision regarding any such disputes shall be final, binding and conclusive on the parties and shall have the same force and effect as an arbitration award issued in accordance with a formal arbitration proceeding. Such decision may be enforced and entered as a judgment in any proceeding brought to enforce such decision and the parties hereby acknowledge and agree that PW's decision shall have the same effect as a final judgment. The liability of the Stockholders for matters identified in the Closing Audit shall not extend beyond the amounts determined through the Closing Audit, or through the decisions of PW in connection with any disputes arising from the Closing Audit; provided, however, that such limitation shall not apply to the extent that any such matters also give rise to a claim or claims for indemnification by Graphic or QAC hereunder. In that event, Graphic or QAC shall be entitled to recover pursuant to such indemnification only those amounts for which Graphic or QAC have not been fully compensated through the Closing Audit. The fees and expenses of PW shall be borne by the party whose position in such dispute resolution proceeding does not prevail. In the event it is not possible to determine which position prevails, PW shall allocate its fees and expenses among the parties in reasonable relation to the substantive decision.

     (c) Subject to Section 9.2 hereof, the consideration to be paid to the Stockholders for the Merger shall be adjusted, dollar for dollar, as follows:
(i) upward or downward, by the amount by which the Net Book Value of QQQ as shown on the Closing Balance Sheet, is more or less (whichever is the case) than the Net Book Value of QQQ as shown on the Interim Balance Sheet (including any downward adjustment due to any payments based upon the claims asserted against Quadras by Charles Stroupe and referred to on Schedule 3.7(b) hereto; (ii) downward, by the face value of any accounts or notes receivable of Quadras or QQQ which are A) shown on the Closing Balance Sheet, B) in excess of any bad debt reserve provided for in the Closing Balance Sheet, and C) remain uncollected one hundred and twenty (120) days after the date of the Closing Balance Sheet; provided however, that any customers of Quadras, which, as of the Closing Date, are making periodic payments on their obligations to Quadras (all of which shall be identified and the payment plans listed on Schedule 2.10(c) hereto) and which are current with respect to such payments up to and including

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the end of such 120 day period shall not be considered delinquent and such accounts receivable shall not be subject to adjustment hereunder; (iii) downward, by an amount equal to any loss, damage, cost or expense (including, but not limited to, reasonable attorney's fees and court costs) incurred by Graphic or QAC as a result of the breach of any representation, warranty or covenant of QQQ or of the Stockholders contained herein, in the schedules attached hereto, in the Secretary's Certificate, in the Employment Agreements or in the Escrow Agreement. The foregoing adjustment criteria shall be applied so as to preclude duplicative adjustments.

     (d) If the Net Book Value set forth in the Closing Balance Sheet exceeds the amount set as shown on the Interim Balance Sheet, Graphic shall pay to the Stockholders additional consideration in the form of Graphic Common Stock determined by dividing the amount of such excess by the Market Value Per Share and each Stockholder shall be entitled to that portion of such additional consideration as corresponds to the proportionate interest of such Stockholder as is set forth opposite such Stockholder's name on Schedule 2.3 hereto. If any additional shares of Graphic Common Stock are issued pursuant to these adjustments, such shares shall be issued to the Stockholders and to the Escrow Agent to be held pursuant to the Escrow Agreement in the same ratio as the Graphic Stock was originally issued hereunder. If the Net Book Value set forth in the Closing Balance Sheet is less than the amount set forth as shown on the Interim Balance Sheet, each of the Stockholders shall pay QAC the amount of any such deficiency in the form of Graphic Common Stock determined by dividing the amount of such deficiency by the Market Value Per Share and each Stockholder shall pay QAC that portion of such additional consideration as corresponds to the proportionate interest of such Stockholder as is set forth opposite such Stockholder's name on Schedule 2.3 hereto. Any payment in the form of Graphic Common Stock under this Section 2.10(d) shall be made by rounding the number of shares of Graphic Common Stock to the closest whole number and no fractional shares shall be paid or payable. Payment by the Stockholders of any deficiencies hereunder may be made in cash or with shares of Graphic Stock, and if with Graphic Stock, shall first be made from the Escrow Shares, and if such payment through Escrow Shares is not sufficient to fully pay such deficiencies, then payment shall be made from other shares of Graphic Stock held by the Stockholders. Any deficiency not satisfied with Graphic Stock shall be paid in cash by the Stockholders.

     (e) Nothing in this Section 2.10 shall in any way limit or decrease the liability of the Stockholders and QQQ (except to the extent of any recovery hereunder) to Graphic and QAC for any default or breach of this Agreement or the documents mentioned in Section 2.10(c)(iii) above.

     (f) In the event there is a reduction in the consideration to be paid the Stockholders as set forth in this Agreement, the amount of such reduction shall be first paid to Graphic or QAC from the Escrow Shares in accordance with the Escrow Agreement, and if the Escrow Shares are not sufficient to pay such deficiency, the Stockholders shall remain jointly and severally liable therefor. Such payment from the Escrow Shares however, shall not be the exclusive remedy of Graphic or QAC for the payment of such reduction.

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     (g) QAC agrees to use its reasonable efforts, following the Effective Date, to collect, in the ordinary course of business, all of the accounts or notes receivable of QQQ or Quadras shown on the Closing Balance Sheet. Any Accounts Receivable that are subject to adjustment in consideration pursuant to Section 2.10(c)(ii) above, shall be assigned to the Stockholders following such adjustment in consideration of $1.00.

     (h) Following the Effective Date, and at such time as Graphic or QAC shall determine that they are no longer should be maintained, or upon termination of employment of a Stockholder pursuant to the Employment Agreement for such Stockholder, whichever occurs first, QAC shall give reasonable notice to such Stockholder to permit them, or either of them, to purchase, at their then full cash surrender values, certain life insurance policies now owned by QQQ or Quadras on the lives of the Stockholders as set forth on Schedule 3.12 attached hereto.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     The Stockholders, jointly and severally, represent and warrant to QAC and Graphic as follows:

     3.1  Organization; Power; Qualification.  QQQ and Quadras are each
          ----------------------------------
corporations duly organized, validly existing and in good standing under the laws of the State of Georgia. QQQ has no subsidiaries other than Quadras and is not a party to any joint venture or other entity nor a partner of any partnership. Quadras has no subsidiaries and is not a party to any joint venture or other entity nor a partner of any partnership. QQQ has no assets other than the stock of Quadras. QQQ and Quadras each have the corporate power and authority to own or lease and operate their respective properties and to carry on their respective business as now being conducted, and are duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction set forth on Schedule 3.1, which constitutes each jurisdiction in which the character of their respective properties or the nature of their respective business requires such qualification and authorization.

     3.2  Authority.  The execution and delivery of this Agreement by QQQ,
          ---------
Quadras and each Stockholder constitute valid and legally binding obligations of the Stockholders, QQQ and Quadras, as the case may be, enforceable in accordance with its terms. The execution and delivery of the Escrow Agreement by each Stockholder will constitute the valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms. The execution and delivery of the Employment Agreements by the Stockholders will constitute valid and legally binding obligations of the Stockholders, enforceable in accordance with its terms.

     3.3  Capital Structure.
          -----------------

     (a) The authorized capital stock of QQQ consists of 100,000 shares, $1.00 par value, common voting stock, of which 400 shares are issued and outstanding on the date of this Agreement. QQQ holds 200 treasury shares. All of the

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shares of QQQ's stock issued and outstanding as of the date hereof are duly authorized, validly issued and fully paid and nonassessable under Georgia law. There are no warrants, rights, options, subscriptions or agreements to issue shares of any class of capital stock, securities convertible into capital stock or property of QQQ or other securities of QQQ. As of the date hereof, there is not any liability for or dividends declared or accumulated but unpaid with respect to QQQ's capital stock. Between the date of QQQ's incorporation and the date hereof, QQQ has not directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock. All shares of QQQ's capital stock have been issued in compliance with applicable and available exemptions from the registration requirements of the Act and applicable state securities laws.

     (b) The authorized capital stock of Quadras consists of 100,000 shares, $0.10 par value, of which 5,000 shares are issued and outstanding and are owned by record and beneficially by QQQ. There no warrants, rights, options, subscriptions or agreements to issue shares of any class of capital stock, securities convertible into capital stock or property of Quadras or other securities of Quadras. As of the date hereof, there is not any liability for or dividends declared or accumulated but unpaid with respect to Quadras' capital stock. Between the date of Quadras' incorporation and the date hereof, Quadras has not directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock. All shares of Quadras's capital stock have been issued in compliance with applicable and available exemptions from the registration requirements of the Act and applicable state securities laws.

     3.4  Title to Shares.  Each of the Stockholders owns the Shares set forth
          ---------------
opposite such Stockholder's name on Schedule 2.3 hereto, and each Stockholder has good, valid and marketable title to such Shares, free and clear of any and all liens, options, contracts, calls, commitments, demands, encumbrances, equities, pledges or claims whatsoever. Upon consummation of the Merger, Graphic will obtain good and valid title to the Shares, free and clear of any and all liens, encumbrances, equities and claims whatsoever.

     3.5  No Third Party Options.  There are no existing agreements, options,
          ----------------------
commitments or rights with, of or to any person to acquire any securities of QQQ or Quadras or any of QQQ's or Quadras's assets, properties, or rights, other than this Agreement.

     3.6  Compliance with Laws and Validity of Contemplated Transactions.  The
          --------------------------------------------------------------
execution, delivery and performance of this Agreement by QQQ, Quadras and the Stockholders in accordance with its terms and the consummation of the transactions contemplated hereby does not and will not (a) to the Knowledge of the Stockholders violate any law applicable to QQQ, Quadras or the Stockholders;
(b) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or bylaws of QQQ or Quadras or under any indenture, agreement, or other instrument to which QQQ, Quadras or any of the Stockholders is a party or by which they or any portion of their respective properties may be bound, or (c) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by QQQ, Quadras or any of the Stockholders. No authorization, approval, or consent of, and no registration or filing with, any governmental or regulatory official body or

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authority is required in connection with the execution, delivery or performance by Stockholders, QQQ or Quadras of this Agreement or the Escrow Agreement.

     3.7  Financial Statements.
          --------------------

     (a) The Financial Statements and the Interim Balance Sheet (i) are in accordance with the books and records of QQQ; (ii) present fairly the consolidated financial condition of QQQ as of the respective dates indicated and the results of operations for the respective periods indicated; (iii) with respect to the determination of Net Book Value, have been prepared in accordance with generally accepted accounting principles consistently applied; and (iv) to the Knowledge of the Stockholders, reflect adequate reserves for all known liabilities and reasonably anticipated losses.

     (b) The accounts receivable shown on the Interim Balance Sheet or acquired by Quadras after the date thereof and prior to the date hereof have been, and all accounts receivable acquired after the date hereof and prior to the Closing Date will be, acquired or created only in the ordinary course of business and represent or will represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. Except as set forth on Schedule 3.7(b), all accounts receivable shown on the Interim Balance Sheet or acquired by Quadras after the date thereof and prior to the date hereof are fully collectible and free and clear of any and all liens, claims, charges, encumbrances, security interests or other rights against such accounts receivable in favor of others. To the Knowledge of the Stockholders there are no setoffs, counterclaims or disputes asserted or conditions precedent to payment therefor with respect to any such account receivable, no discount or allowance from any such account receivable has been made or agreed to and, except for certain advance retainer payments (none of which is refundable), no account receivable represents billings prior to actual shipment of goods, including "bill and hold" accounts. QQQ has established a bad debt reserve, as shown on the Interim Balance Sheet and, to the Knowledge of the Stockholders, there is no fact or circumstance which would impair the validity or collectibility of Quadras' accounts receivable in an amount in excess of such bad debt reserve.

     (c) Except as set forth on Schedule 3.7(c), all inventories, including raw materials, work-in-process and finished goods, reflected on the Interim Balance Sheet or acquired or to be acquired by Quadras thereafter and prior to the Closing Date, (i) are and will on the Closing Date be in good condition, consist and will consist of materials and supplies, of a quality and quantity which are usable or salable in the ordinary course of its business, (ii) are now and will on the Closing Date be located on the regular business premises of Quadras,
(iii) are now and will on the Closing Date be owned by Quadras free of any liens, claims, charges, encumbrances, security interests or other rights to or against such inventories in favor of others, except as set forth on Schedule 3.7(c), (iv) have been or will be acquired by Quadras only in bona fide transactions entered into in the ordinary course of business, and (v) no material portion thereof is obsolete, damaged or unusable by Quadras in the ordinary course of its business and are valued at the lower of cost or net realizable market value thereof. None of such inventory is now, or on the Closing Date will be, held by Quadras on consignment.

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     (d) The books and records of QQQ and Quadras have been maintained in all material respects in accordance with sound business practices.

     (e) The representations and warranties set forth above in this Section 3.7 shall apply with equal force and effect to the Preliminary Closing Balance Sheet and to the Closing Balance Sheet and shall be deemed given and made contemporaneously with the delivery thereof.

     3.8  Tax and Other Returns and Reports.
          ---------------------------------

     (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by QQQ, Quadras or by the Stockholders with respect to the business of QQQ or Quadras (the "Tax Returns") in connection with any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions with respect to the business of QQQ or Quadras, (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities for Taxes for the periods, property or events covered thereby. All Taxes, including, without limitation, those which are called for by the Tax Returns have been properly paid or accrued in the Financial Statements including, without limitation, deferred taxes accrued in accordance with generally accepted accounting principles. Neither QQQ nor Quadras has received any notice of any assessment, tax examination, tax claim or proposed assessment in connection with any Tax Returns, and, to the Knowledge of the Stockholders, there are not pending tax examinations of or tax claims asserted with respect to QQQ or Quadras. There has been no extension or waiver of the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of QQQ or Quadras. None of the Stockholders, QQQ or Quadras has any knowledge of any basis for any additional assessment of any Taxes.

     (b) QQQ and Quadras have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     3.9  Personal Property.
          -----------------

     (a) Schedule 3.9(a) contains an accurate and complete, in all material respects, list of all machinery, vehicles and equipment and other items of personal property owned by QQQ or Quadras including a description of the location of such personal property. Except as set forth on Schedule 3.9(a), QQQ and Quadras, as the case may be, have good title to all such items, free and

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clear of all liens, claims, charges, security interests and other encumbrances of any kind or nature. All such items of personal property are adequate for the continued operation of the business of Quadras as it is presently being conducted and neither QQQ nor Quadras has received any written notification or advice that any of such personal property does not conform to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use or operation.

     (b) Schedule 3.9(b) contains an accurate and complete list of all leases for machinery, vehicles, equipment or other items of personal property leased by QQQ or Quadras. Each of the leases disclosed in Schedule 3.9(b) is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default. All items of leased personal property are adequate for the continued operation of the business of Quadras as it is presently being conducted and neither QQQ nor Quadras has received any written notification or advice that any of such personal property does not conform to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use or operation. The continuation, validity and effectiveness of these personal property leases will in no way be affected by the transactions contemplated by this Agreement.

     3.10  Real Property.
           -------------

     (a) Neither QQQ nor Quadras owns any real property.

     (b) The Lease is in full force and effect and Quadras is not in default with respect thereto. Quadras is not aware of any default under the Lease by the landlord.

     3.11  Intellectual Property.  Schedule 3.11 contains an accurate and
           ---------------------
complete list of all trade names, trademarks, trade styles and service marks, patents, patent applications, copyrights, copyright applications, trademark registrations and trademark applications (the "Intellectual Property") used or useful in the business of QQQ or Quadras that are owned by or registered in the name of QQQ or Quadras or to which QQQ or Quadras has any rights as licensee or otherwise, giving in each case a brief description of the terms of such license or other arrangement. Neither QQQ nor Quadras has infringed or made any unlawful use or received notice of any such claimed infringement or unlawful use of any such Intellectual Property. Neither QQQ nor Quadras has received notice that the manufacture, use or sale by QQQ or Quadras of its products, or any component or part thereof, nor any manufacturing operation or machinery employed by QQQ or Quadras, nor any service rendered by QQQ or Quadras violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party. QQQ and Quadras own (or possess adequate and enforceable rights to use without payment of royalties) all Intellectual Property necessary for the conduct of, or used in, the business as the same is presently being conducted.

     3.12  Insurance.  Schedule 3.12 contains a list and brief description of
           ---------
the policies of fire, liability and other forms of insurance owned or held by QQQ or Quadras, or in which QQQ or Quadras is named as an insured party. The properties and business of QQQ or Quadras of an insurable nature are insured to the extent and against such risks customarily insured against by corporations of similar size and in similar businesses. All policies listed on Schedule 3.12 will be outstanding and in full force and effect on the Closing Date, and there does not exist, and will not exist as of the Closing Date, any claims with respect to such policies.

     3.13  Litigation.  Except as set forth on Schedule 3.13, there is no
           ----------
litigation, arbitration or other similar proceeding pending or, to the Knowledge of the Stockholders, threatened against or affecting QQQ or Quadras, their respective properties or its rights or which pertains to the transactions contemplated by this Agreement. The Stockholders do not know of any reasonably likely basis for any such litigation, arbitration or similar proceeding, the result of which would adversely affect QQQ, Quadras or the transactions contemplated hereby. Neither the Stockholders, QQQ nor Quadras is a party or subject to the provisions of any judgment, order, writ, injunction decree or award of any court, arbitrator, or governmental or regulatory official body or authority which may adversely affect QQQ, Quadras or the transactions contemplated hereby.

     3.14  Compliance with Laws.  To the Knowledge of the Stockholders, neither
           --------------------
QQQ nor Quadras is in default under any order of any court, governmental authority or arbitration board or tribunal, or under any laws, ordinances, governmental rules or regulations to which either of them is subject. Neither QQQ nor Quadras has received any notice of any such default. QQQ and Quadras have obtained all licenses, permits, easements, rights, applications, registrations, filings and franchises or other governmental authorizations ("Authorizations") necessary to the ownership of their respective properties or the conduct of their respective business. Set forth on Schedule 3.14 is a complete list of all such Authorizations. Neither QQQ nor Quadras is in default or has received any notice of any claim of default with respect to any such Authorization. All of such Authorizations are renewable in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby.

     3.15  Environmental Matters.
           ---------------------

     (a) Except as set forth on Schedule 3.15, to the Knowledge of the Stockholders, the operations of QQQ and Quadras have been in the past and are now in compliance with all federal, state and local laws, statutes, rules, regulations, ordinances, codes, orders, decrees, judgments and all other governmental requirements and restrictions, now in existence or hereafter amended or promulgated, relating to pollution, contamination or protection of the environment or public or employee health or safety (the "Environmental Laws") including, without limitation, those relating to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Safe Water Drinking Act, 42, U.S.C. (S) 300f-300j, the Clean Air Act, 42 U.S.C.
(S) 7401 et seq., the Occupational Safety and Health Act, and all other statutory and common law (including, without limitation, nuisance, trespass, negligence and toxic torts).

     (b) Neither QQQ, Quadras nor any Stockholder has been notified or is aware of any violation of any Environmental Laws; neither QQQ, Quadras nor any Stockholder is otherwise aware that QQQ or Quadras may be potentially responsible or otherwise liable under any Environmental Laws; and neither QQQ, Quadras nor any Stockholder has received any requests for information, notices, pleadings or other documents (including, without limitation, consent orders, consent decrees, judgments, orders, complaints or injunctions) relating to (i) the Environmental Laws, (ii) environmental protection or health or safety matters, or (iii) any statutory or common law theory of liability involving environmental or health or safety matters.

     (c) To the Knowledge of the Stockholders, QQQ and Quadras have had in the past and presently have all governmental permits, licenses, consents, approvals and authorizations relating to environmental protection or health or safety matters (the "Environmental Permits") necessary to conduct their respective operations. QQQ and Quadras have been in the past and are presently in compliance with all the Environmental Permits (including, without limitation, any information provided on the applications therefor and all restrictions or limitations therein) and have made all appropriate filings for issuance or renewal of all the Environmental Permits.

     (d) To the Knowledge of the Stockholders: (i) no use, storage, treatment, generation recycling, disposal, releases, threatened releases, handling, burial or placement of any materials regulated under any Environmental Laws has occurred in the past or is presently occurring on any property, building or other structure currently or formerly owned, leased, operated or otherwise used by QQQ or Quadras other than in compliance with applicable Environmental Laws; and (ii) no materials regulated under any Environmental Laws have been in the past or are presently on any property, building or other structure currently or formerly owned, leased, operated or otherwise used by QQQ or Quadras other than in compliance with applicable Environmental Laws.

     (e) To the Knowledge of the Stockholders no under or above ground tanks have been in the past or are presently on, in, at, under, over or about any property, building or other structure currently or formerly owned, leased, operated or otherwise used by QQQ or Quadras.

     (f) To the Knowledge of the Stockholders, neither QQQ nor Quadras has used any waste disposal site or otherwise disposed of, transported, or arranged for the transportation of any material regulated under any Environmental Laws in violation of any Environmental Laws. Neither QQQ nor Quadras has received any notice of any violation thereof.

     (g) To the Knowledge of the Stockholders, there are no past or present conditions, events, circumstances, facts, activities, incidents, actions, omissions or plans: (i) that may interfere with or prevent continued compliance with Environmental Laws and Environmental Permits; or (ii) that give or may give rise to any liability or other obligation under any Environmental Laws; or (iii) that form or may form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving QQQ, Quadras or the Stockholders based on or related to any Environmental Laws or Environmental Permits.

     (h) No lien exists, and, to the Knowledge of the Stockholders, no condition exists which could result in filing a lien, under any Environmental Laws against any property owned, leased, operated or otherwise used by QQQ or Quadras.

     3.16  Absence of Changes.  Since July 31, 1995, except as described on
           ------------------
Schedule 3.16 and except as Graphic may have consented to in writing, there has not been any transaction or occurrence in which QQQ or Quadras has: (a) issued or delivered any stock or other securities or granted any options or rights to purchase any securities; (b) borrowed any amount or incurred any material liabilities (absolute or contingent), except in the ordinary course of business;
(c) made any loans or extended any credit to any individual or entity except in the ordinary course of business; (d) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the Interim Balance Sheet or current liabilities incurred since such date in the ordinary course of business; (e) declared any dividend or made any payment (excluding regular compensation which shall not have changed since July 31, 1995) or distribution to the Stockholders or purchased or redeemed any shares of its capital stock or other securities; (f) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable; (g) sold, assigned or transferred any of its tangible assets, except for sale of inventory in the ordinary course of business, or entered into any discussions or negotiations for the sale, assignment or transfer of any such assets, or cancelled any debts or claims other than normal adjustments to customer accounts in the ordinary course of business and which, in the aggregate do not exceed $10,000; (h) sold, assigned or transferred any patents, trademarks, trade names, copyrights, or other Intellectual Property; (i) suffered any material adverse change in its business or financial position; (j) made any change in its accounting policies or practices; (k) made any change in employee compensation; (l) entered into any transaction with a Stockholder, director, officer or employee of QQQ or any member of such person's immediate family; or (m) entered into any transaction other than in the ordinary course of business or as otherwise contemplated hereby.

     3.17  Absence of Undisclosed Liabilities.
           ----------------------------------

     (a) QQQ has no liabilities, claims, charges, encumbrances, liens or any other obligations of any nature whatsoever, known or unknown, absolute or contingent, due or to become due. Further, QQQ has no employees and has no obligations, financial or otherwise to any officer, director, stockholder or any former employee.

     (b) Neither QQQ nor Quadras has any Undisclosed Liabilities.

     3.18  Assets.  QQQ and Quadras own or lease all equipment, furniture,
           ------
fixtures, and other personal property and assets necessary for the continued operation of their respective businesses as presently conducted.

     3.19  Employees.  Schedule 3.19 contains a true and complete list of all
           ---------
employees of Quadras, their salaries or wage rates, accrued vacation and their location of employment as of November 1, 1995, and a description of all pension, profit sharing, bonus, medical benefits, group insurance programs or similar arrangements in effect for employees of Quadras. Quadras is not in default with respect to any of its obligations relating to salaries, wages or group insurance programs in respect of its employees.

     3.20  Employee Benefit Plans.
           ----------------------

     (a) QQQ or Quadras has no Benefit Plans (as defined below) except as set forth on Schedule 3.20.

     (b) Except as set forth on Schedule 3.20, QQQ and Quadras have complied, and currently are in compliance, in all material respects with the applicable provisions of ERISA and the Code with respect to each employee benefit plan (as defined under Section 3(3) of ERISA) and all other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plans, whether written or unwritten, now or previously maintained by QQQ or Quadras (the "Benefit Plans") and a brief description of each Benefit Plan now maintained is set forth on Schedule 3.20 hereto;

     (c) QQQ and Quadras have not maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA;

     (d) QQQ and Quadras have not incurred any material liability with respect to the Benefit Plans which has not been satisfied in full or been accrued on the Financial Statements pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances, which could result in the imposition of any material liability with respect to such Benefit Plans. Each plan can be terminated on the Closing Date without liability to QQQ, Quadras or QAC including, without limitation, any additional contributions, penalties, premiums, fees or other charges.

     3.21  Labor Matters.  Schedule 3.21 contains a complete and accurate list
           -------------
of all claims brought by employees against QQQ or Quadras in the past three (3) years, including, without limitation, (i) workers compensation claims; (ii) claims brought by employees before the Equal Employment Opportunity Commission;
(iii) claims brought by employees under the Americans with Disabilities Act, 49 U.S.C. (S) 1201.01 et seq.; (iv) claims brought by employees under the Age Discrimination in Employment Act 29 U.S.C. (S) 621 et seq.; (v) charges brought by employees before the National Labor Relations Board under the National Labor Relations Act, 29 U.S.C. (S) 151 et seq.; (vi) charges brought against QQQ or Quadras by the Occupational Safety and Health Administration or complaints filed against QQQ or Quadras by employees with such administration; (vii) claims brought by employees under the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; (viii) claims brought by employees under the Fair Labor Standards

Act before the Department of Labor, 29 U.S.C. (S) 201 et seq.; or (ix) claims brought by employees asserting violations of state law or state common law.

     3.22  Contracts and Commitments.
           -------------------------

     (a) Schedule 3.22 sets forth an accurate and complete list of each Contract, true and complete copies of which have been previously provided to Graphic or QAC, which is a:

         (i) Contract for employment, or a non-competition agreement with any present or former employee of QQQ or Quadras:

         (ii) Contract with any labor union or other representative of employees;

         (iii)  Contract for the lease or use of equipment;

         (iv) Contract for the purchase of goods or services in amounts exceeding $5,000;

         (v) Contract for the sale, production or supply of goods or services (other than purchase orders in amounts not exceeding $10,000);

         (vi) Distributor, sales agency or vendor Contract or any franchise or license agreement;

         (vii) Note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other Contract for borrowing or lending of money, or agreement or arrangement for a line of credit or guaranty, pledge, or undertaking of the indebtedness of any other person;

         (viii) Contract under the terms of which QQQ or Quadras is, directly or indirectly, liable upon or with respect thereto or is obligated in any other way to provide funds with respect of, or to guaranty or assume, any debt or obligation of any other person or entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection; or

         (ix) Contract upon which the business, rights or assets, or condition, financial or otherwise, of QQQ or Quadras depends or is materially affected.

         (x) Contract for the provision of services by any individual or entity in excess of $10,000 (including, but not limited to, any Contracts with attorneys, accountants, consultants or contractors).

     (b) Each of the Contracts listed in Schedule 3.22 is in full force and effect and to the Knowledge of the Stockholders, there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a default thereunder. None of the Contracts listed in Schedule 3.22, in the reasonable opinion of the Stockholders contain any provision with which there is a reasonable likelihood the Stockholders, QQQ, Quadras or any other party thereto will be unable to comply. Except as reflected in such Schedule 3.22, the continuation, validity and effectiveness of such Contracts, and all other material terms thereof, will in no way be affected by the transactions contemplated by this Agreement. None of the Contracts listed in Schedule 3.22 requires the consent of any party to its assignment in connection with the transactions contemplated hereby except those consents which have been obtained.

     (c) There exists no actual or, to the Knowledge of the Stockholders, threatened termination, cancellation or limitation of, or any modification or change in: (i) the business relationship of QQQ or Quadras with any customer or group of customers of QQQ or Quadras whose purchases individually or in the aggregate are material to the operations and financial condition of QQQ or Quadras, (ii) the business relationship of QQQ or Quadras with any material supplier to QQQ or Quadras, or (iii) the relationship between QQQ or Quadras and any of its employees not occurring in the ordinary course of business.

     3.23  Banks.  Schedule 3.23 lists all banks or other financial institutions
           -----
with which QQQ or Quadras has an account, line of credit or safe deposit box and the account numbers thereof and names of persons authorized to act in connection therewith.

     3.24  Transactions with Affiliates.  Except as set forth in Schedule 3.24,
           ----------------------------
no Stockholder or any officer, director or employee of QQQ or Quadras, or any member of their immediate families or any other of their affiliates, has had, during the past three years, a relationship or an ownership interest in any corporation or other entity that is or was during the past three years a party to any Contract, agreement, business arrangement or relationship with QQQ or Quadras.

     3.25  Corporate Names.  Neither QQQ nor Quadras has during the preceding
           ---------------
five years, been known as or used, directly or through any predecessor, affiliate or any acquired entity, any other corporate or fictitious name.

     3.26  Customer Relations.  To the Knowledge of the Stockholders, QQQ and
           ------------------
Quadras, relations with customers or suppliers are continuing in good order, and there are no known outstanding disputes with customers or suppliers.

     3.27  Consents.  Except as listed on Schedule 3.27 hereto, no consent,
           --------
approval or authorization of any governmental authority or other persons or entities is required in connection with the execution, delivery or performance of this Agreement, the Escrow Agreement, the Employment Agreements or the Printing Agreement on the part of QQQ, Quadras or any of the Stockholders or the consummation of the transactions contemplated herein and therein, other than corporate authority on behalf of QQQ or Quadras.

     3.28  Broker's or Finder's Fees.  Neither QQQ, Quadras nor any Stockholder
           -------------------------
nor any of the directors, officers or employees of QQQ or Quadras has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     3.29  Securities Representations.
           --------------------------

     (a) Each Stockholder either alone or with her purchaser representative has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of obtaining the Graphic Stock and making an investment in Graphic. No assurances have been made as to the future income or success of Graphic. Each Stockholder has had an opportunity to ask questions and receive answers from the officers and directors of Graphic concerning Graphic and the terms and conditions of her investment in Graphic.

     (b) No Stockholder has received any representations or warranties, other than those set forth in this Agreement, from the officers, directors, affiliates, agents or representatives of Graphic in making her decision to exchange her capital stock in QQQ as set forth herein, and each Stockholder is relying solely on the information contained in this Agreement, and personal investigation.

     (c) Each Stockholder is presently a bona fide resident of the State of Georgia and has no present intention of becoming a resident of any other state or jurisdiction.

     (d) Each Stockholder has carefully evaluated her financial resources and investment position and the risks associated with her investment in Graphic and acknowledges that she is familiar with and able to bear any economic risk of such investment.

     (e) Each Stockholder understands and agrees that the Graphic Stock to be issued to her without registration under any state or federal law relating to the registration of securities, except as set forth in Article 8 herein and will be issued to her in reliance on exemptions from registration under appropriate state and federal laws and that reliance by Graphic on such exemptions is predicated in part on the representations set forth in this Section 3.29. Each Stockholder is acquiring the Graphic Stock for her own account, to hold for investment, and with no present intention of dividing her participation with others or reselling or otherwise participating, directly or indirectly, in the distribution thereof and shall not make any transfer, sale, or other disposition thereof: (i) other than pursuant to an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) other than pursuant to an effective registration under the Act or a transaction otherwise in compliance with the Act; and (iii) in a manner so that the disposition of such stock does not cause the transactions contemplated by this Agreement to fail to qualify as a reorganization under Section 368 of the Code.

     (f) No Stockholder has received any public solicitation or advertisement concerning an offer to sell Graphic Stock.

     3.30  Correctness of Representations.  No representation or warranty of the
           ------------------------------
Stockholders in this Agreement or in any statement, certificate or schedule furnished by the Stockholders pursuant hereto, contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and schedules will be true and complete on and as of the Closing Date as though made on that date. True copies of all deeds, title insurance policies, mortgages, indentures, notes, plans, Contracts and other instruments listed on or referred to, or otherwise related to any item referred to, in the schedules delivered or furnished to QAC pursuant to this Agreement have been delivered to or have been made available to or will be made available for inspection by Graphic, QAC and their attorneys and accountants.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF QAC AND GRAPHIC

     QAC and Graphic, jointly and severally, represent and warrant to the Stockholders as follows:

     4.1  Organization; Power; Qualification.   Each of QAC and Graphic is a
          ----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of QAC and Graphic has the corporate power and authority to own or lease and operate its properties to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.

     4.2  Authority.  Each of QAC and Graphic has the corporate power and has
          ---------
taken all necessary corporate action to authorize QAC or Graphic, as the case may be, to execute, deliver and perform such of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of QAC and Graphic of each of the Transaction Documents to which it is a party constitutes the valid and legally binding obligation of QAC or Graphic, as the case maybe, enforceable in accordance with such Transaction Documents' terms.

     4.3  Compliance with Laws and Validity of Contemplated Transactions.  The
          --------------------------------------------------------------
execution, delivery and performance of this Agreement by Graphic and QAC in accordance with its terms and the consummation of the transactions contemplated hereby does not and will not (a) violate any applicable law, (b) conflict with, result in a breach of, or constitute a default under their respective Articles of Incorporation or By-Laws or under any indenture, agreement or other instrument to which either of them is a party or by which they or any of their properties may be bound; or (c) result in or require the creation or imposition of any lien upon or with respect to any material property now owned or hereinafter acquired by Graphic or QAC. No authorization, approval, or consent of and no registration or filing with, any governmental or regulatory official body or authority is required in connection with the execution, delivery or performance by Graphic or QAC of this Agreement.

     4.4  Investment Representation.  Graphic and QAC are aware that QQQ Stock
          -------------------------
is not registered under the Act. QAC and Graphic possess such knowledge and experience in business matters such that they are capable of evaluating the merits and risks of an investment in QQQ Stock hereunder. QAC is acquiring QQQ Stock for its own account, for investment purposes only and not with a view to the distribution thereof. QAC agrees that QQQ Stock will not be sold, transferred, pledged, offered for sale or otherwise disposed of without registration under the Act, except pursuant to a valid exemption from registration under the Act.

     4.5  Graphic Stock.  Each share of Graphic Stock, when issued and delivered
          -------------
as contemplated by this Agreement and the Escrow Agreement, will be duly authorized, validly issued, fully paid and non-assessable. None of the Graphic Stock is subject to any liens or other rights, and there are no options, warrants, purchase agreements, put agreements, call agreements or other agreements to which QAC or Graphic is a party which relate to or affect the transfer of the Graphic Stock.

     4.6  Broker's or Finders Fees.  Neither Graphic nor QAC nor any director,
          ------------------------
officer or employee of Graphic or QAC has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     4.7  Graphic Reports.  Graphic has delivered to the Stockholders copies of
          ---------------
Graphic's Annual Report on Form 10-K (including the Annual Report to Shareholders) for the fiscal year ended January 31, 1995, all Quarterly Reports on Form 10-Q for fiscal year ended January 31, 1995 and for the fiscal quarters ended April 30, 1995 and July 31, 1995, and Graphic's Proxy Statement for the 1995 Annual Meeting of Shareholders. As of their respective dates, none of the above-mentioned reports contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     4.8  Litigation.  Except as set forth in the Graphic Disclosure Documents,
          ----------
there is no litigation, arbitration or other similar proceeding pending or, to the Knowledge of Graphic, threatened, against or affecting Graphic, its properties or rights or which pertains to the transactions contemplated by this Agreement and which would have a material adverse effect on Graphic or its consolidated financial condition. Graphic is not a party or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitration, or governmental or regulatory official body or authority which may adversely affect Graphic or the transactions contemplated hereby.

     4.9  Availability of Form S-3.  Graphic satisfies all of the conditions
          ------------------------
precedent for the use of Form S-3 to register for resale the Graphic Stock as contemplated herein.

     4.10  Reporting Obligations.  Graphic has filed all periodic and other
           ---------------------
reports and information required to be filed by Graphic with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

     4.11  Compliance with Laws.  To the Knowledge of Graphic, Graphic is not in
           --------------------
default under any order of any court, governmental authority or arbitration board or tribunal, or under any laws, ordinances, governmental rules or regulations to which it is subject and Graphic has not received any notice of any such default. Graphic has obtained all licenses, permits, easements, rights, applications, registrations, filings and franchises or other governmental authorizations ("Authorizations") necessary to the ownership of its properties or the conduct of its business. Graphic is not in default or has not received any notice of any claim of default with respect to any such Authorization.

     4.12  No Other Representations.  Neither Graphic nor QAC has received any
           ------------------------
representations or warranties, other than those set forth in this Agreement, from the officers, directors, affiliates, agents, representatives or Stockholders of QQQ or Quadras in making its decision to engage in the transaction contemplated herein and Graphic and QAC are relying solely on the information contained in this Agreement and personal investigation.

     4.13  Absence of Changes.  Since July 31, 1995, and except as set forth in
           ------------------
the Graphic Disclosure Documents, Graphic has not engaged in any transactions or suffered any events which, on a consolidated basis, would have a material adverse effect upon Graphic or its consolidated financial condition.

     4.14  Correctness of Representations.  No representation or warranty of
           ------------------------------
Graphic or QAC in this Agreement or in any statement, certificate or schedule furnished by Graphic or QAC pursuant hereto, contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and schedules will be true and complete on and as of the Closing Date as though made on that date.

                                   ARTICLE 5
                 OBLIGATIONS AND COVENANTS OF THE STOCKHOLDERS,
                                QQQ, AND QUADRAS

     5.1  Conduct of Quadras's Business Prior to Closing.  From the date hereof
          ----------------------------------------------
to the Closing Date, and except to the extent that Graphic and QAC shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, the Stockholders, QQQ and Quadras shall, in good faith and in all commercially reasonable respects:

     (a) operate Quadras's business as presently operated and only in the ordinary course, and use their best efforts to preserve intact its good will, reputation and present business organization and to preserve its relationships with persons having business dealings with it;

     (b) maintain all of the Quadras's properties in good order and condition, reasonable wear and use excepted;

     (c) take all steps reasonably necessary to maintain Quadras's intangible assets, including without limitation, its patents, trademarks, trade names, copyrights, licenses and any pending applications therefor;

     (d) pay the liabilities or other obligations of Quadras and collect its accounts receivable in accordance with Quadras's past business practices;

     (e) comply with all laws materially applicable to the conduct of the business of QQQ or Quadras;

     (f) not take any action that would constitute a breach of Section 3.16 hereof;

     (g) not enter into any settlement regarding any claim, dispute or other cause of action brought against QQQ or Quadras by any third party except for settlements of customer disputes made by QQQ or Quadras in the ordinary course of business;

     (h) not sell, or otherwise dispose of, any assets of QQQ or Quadras other than in the ordinary course of business; and

     (i) submit all Contracts to which QQQ or Quadras is to become a party between the date hereof and the Closing Date for approval by, or on behalf of, QAC (other than Contracts entered into in the ordinary course of business).

     5.2  No Solicitation.  From the date hereof to the earlier of the Closing
          ---------------
Date or termination date hereof, the Stockholders shall not, nor shall they permit QQQ or any of its officers, directors, employees, agents, or representatives, directly or indirectly, to (a) initiate, solicit or encourage any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books and records to, any person other than QAC in connection with any possible proposal (an "Acquisition Proposal") regarding the sale, merger, consolidation, or similar transaction with respect to QQQ. The Stockholders shall notify QAC immediately if any discussions or negotiations are sought to be initiated or such information is requested with respect to an Acquisition Proposal.

     5.3  Access and Information.  From the date hereof to the Closing Date QQQ
          ----------------------
shall afford to QAC, Graphic, and their counsel, accountants and other representatives, free and full access to all the offices, properties, books, Contracts, commitments and records of QQQ and Quadras and to furnish such persons with all information (including financial and operating data) concerning their affairs as they may, in their sole discretion, request, including copies and extracts (at Graphic's expense) of pertinent records, documents and Contracts. QQQ, Quadras and their employees shall assist QAC, Graphic, and their counsel, accountants and representatives, in their examination of QQQ's and Quadras's books and records. To the extent that QQQ shall have control over same, the accountants of QQQ shall furnish to QAC and Graphic during such period any and all of their statements, working papers and underlying records and data as QAC and Graphic, in their sole discretion, may request.

     5.4  Notification of Changes.  From the date hereof to the Closing Date,
          -----------------------
QQQ shall promptly notify QAC and Graphic in writing of any material adverse change in the financial condition of QQQ or Quadras, the method of conducting their respective operations, any material damage to or loss of any property used in the business of QQQ or Quadras, or the institution of or the threat of institution of legal proceedings against QQQ or Quadras.

     5.5  No Default.  From the date hereof to the Closing Date, neither QQQ nor
          ----------
Quadras shall do any act or omit to do any act, or knowingly permit any act or omission to act, that would cause a material breach of any Contract.

     5.6  Tax Returns.  All Tax Returns of QQQ or Quadras required to be filed
          -----------
by the Closing Date, taking into account any extensions of the filing deadlines granted to QQQ or Quadras, that have not yet been filed prior to the date hereof (including those relating to periods after the Closing Date) shall be prepared by QQQ but shall not be filed without prior examination by, or on behalf of, QAC and Graphic. QQQ shall use its best efforts to obtain all extensions of time from governmental authorities necessary to effect this provision.

     5.7  Allocation of Taxable Income to Short Period.  The Stockholders shall
          --------------------------------------------
cause QQQ to close its permanent books and records (including work papers) as of the close of business on the date immediately preceding the Closing Date in accordance with Treasury Regulation 1.1502-76(b)(4)(1), in order to permit QQQ's taxable income for the tax periods ending on the date immediately preceding the Closing Date to be reported determined on the basis of income shown on their permanent books and records (including workpapers).

     5.8  Other Pre-Closing Returns.
          -------------------------

     (a) The Stockholders shall cause QQQ and Quadras to prepare and file all federal and state income tax returns for all tax periods ending on or before the Closing Date. Such returns will be filed on the basis of the income allocations described in Section 5.7 above.

     (b) The Stockholders shall cause QQQ to include the results of the respective operations of QQQ and Quadras in any separate state or local income tax return for any taxable year which is due on or before the Closing Date and to file such returns on a timely basis.

     5.9  Reorganization Treatment.  The Stockholders shall cause all tax
          ------------------------
returns relating to QQQ to be filed on the basis of treating the Merger as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     5.10  General Cooperation in Tax Matters.  After the Closing Date, the
           ----------------------------------
Stockholders shall cooperate fully with Graphic and QAC and shall make available to Graphic and QAC, as reasonably requested, and to any taxing authority, all information, records, or documents relating to liabilities or potential liabilities for taxes of, or related to, QQQ or Quadras, for all periods ending on or before the Closing Date and shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof.

     5.11  Compliance with Laws.  From the date hereof to the Closing Date QQQ
           --------------------
and Quadras shall comply with all applicable laws and regulations including without limitation, those as may be required for the consummation of the transactions contemplated by this Agreement.

     5.12  Consents of Others.  From the date hereof to the Closing Date, to the
           ------------------
extent that the consummation of the transactions provided for herein requires the consent or approval of a third party, whether to avoid the occurrence of an event of default under any Contract, license, lease or agreement to which QQQ or Quadras is a party or by which its assets are bound or otherwise, or under any governmental law or regulation, QQQ and Quadras shall use their best efforts to obtain any such consent or approval prior to the Closing Date.

                                   ARTICLE 6
                          COVENANTS OF GRAPHIC AND QAC

     6.1  Release of Guaranties; Indemnification Continuation.  From the date
          ---------------------------------------------------
hereof to the Closing Date, QAC and Graphic shall each use their best efforts to cause the Stockholders to be released from any guaranties, provided that such efforts shall not include the payment of money in consideration for such release. The existing indemnification provisions of QQQ's and Quadras's by-laws for their respective officers and directors shall be retained or replaced for up to three (3) years after the Closing Date to cover any claims asserted by third parties (other than claims by Graphic or QAC pursuant to this Agreement) after the Closing Date and relating to acts or omissions that occurred prior to the Closing Date and for which such officers or directors would be entitled to indemnification pursuant to such by-law provisions. To the Knowledge of the Stockholders, no such claims are pending or threatened.

     6.2  Filing of NASDAQ Notice.  Graphic shall file a NASDAQ National Market
          -----------------------
Notification for Listing Additional Shares pursuant to SEC Rule 10(b)-17 as soon as practicable after the determination of the number of shares of Graphic Stock to be issued in the Merger.

     6.3  Post-Closing Returns.
          --------------------

     (a) Graphic shall cause QAC to prepare and file all federal and state income tax returns for the Surviving Corporation for all tax periods beginning on or after the Closing Date. Such returns will be filed on the basis of the income allocations described in Section 5.7 above.

     (b) Graphic shall cause QAC to include the results of the respective operations of the Surviving Corporation in any separate state or local income tax return for any taxable year which is due after the Closing Date and to file such returns on a timely basis. Graphic shall pay, or cause to be paid, all local income taxes (including interest and penalties relating thereto) shown as due on any such return with respect to the Surviving Corporation.

     6.4  Reorganization Treatment.  Graphic shall cause all tax returns
          ------------------------
relating to QQQ and QAC to be filed on the basis of treating the Merger as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Further, following the Closing Date, Graphic shall use its best efforts to preserve the reorganization treatment of the Merger and shall not take any action that would defeat such treatment.

     At the Closing, Graphic and QAC shall deliver a certificate executed by an officer regarding Graphic's current intentions and plans with regard to conduct of QAC following the Closing. Such certificate shall be in form and content reasonably acceptable to the Stockholders and shall provide, among other things, that neither Graphic nor QAC (i) currently intends to issue any QAC Common Stock to any independent third party, (ii) currently intends to reacquire any of the Graphic Stock to be issued in connection with the Merger, (iii) currently intends to dispose of the stock of QAC, other than to itself or an affiliate,
(iv) currently intends to liquidate or sell its assets otherwise than in the ordinary course of QAC's business and (v) currently intends to cause QAC, following the Closing, to discontinue conducting the businesses conducted by Quadras prior to the Closing.

     6.5  General Cooperation in Tax Matters.  After the Closing Date, Graphic
          ----------------------------------
and QAC shall cooperate fully with the Stockholders and shall make available to the Stockholders, as reasonably requested, and to any taxing authority, all information, records, or documents relating to liabilities or potential liabilities for taxes of, or related to, QQQ or Quadras, for all periods ending on or before the Closing Date and shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof. So long as taxable periods of, or related to QQQ or Quadras ending on or before the Closing Date remain open, Graphic shall promptly notify the Stockholders in writing of any pending or threatened tax audits or assessments for which the Stockholders have or may have sole, joint or several liability within thirty (30) days following the receipt by Graphic or any affiliate of notice of such pending or threatened audit or assessment. Graphic shall keep the Stockholders reasonably informed as to all aspects of any administrative or judicial proceeding that may result in the payments by the Stockholders of any tax.

     6.6  Notification of Changes.  From the date hereof to the Closing Date,
          -----------------------
Graphic and QAC shall promptly notify the Stockholders in writing of any material adverse change in the financial condition of Graphic or QAC, the method of conducting their respective operations, any material damage to or loss of any property used in the business of Graphic or QAC, or the institution of or the threat of institution of legal proceedings against Graphic or QAC.

     6.7  Compliance with Laws.  From the date hereof to the Closing Date,
          --------------------
Graphic and QAC shall comply with all applicable laws and regulations including without limitation, those as may be required for the consummation of the transactions contemplated by this Agreement.

     6.8  Consents of Others.  From the date hereof to the Closing Date, to the
          ------------------
extent that the consummation of the transactions provided for herein requires the consent or approval of a third party, whether to avoid the occurrence of an event of default under any contract, license, lease or agreement to which Graphic or QAC is a party or by which its assets are bound or otherwise, or under any governmental law or regulation, Graphic and QAC shall use their best efforts to obtain any such consent or approval prior to the Closing Date.

                                 ARTICLE 7
                      CONDITIONS TO CONSUMMATION OF MERGER

          7.1  Conditions to Obligations of QAC and Graphic.  The obligation of
               --------------------------------------------
QAC and Graphic to consummate the Merger is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects as of, and shall not have been violated in any material respect at, the Closing Date as though made on and as of the Closing Date; the Stockholders, QQQ and Quadras shall, on or before the Closing Date, have performed in all material respects all of their obligations under this Agreement which by the terms hereof are to be performed on or before the Closing, and the Stockholders shall have delivered to QAC and Graphic a certificate dated as of the date of the Closing to the foregoing effect.

          (b) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Merger or which would have a material adverse effect on QAC's ability to conduct the business of Quadras as presently conducted or which claims material damages from QAC or Graphic with respect to the Merger.

          (c) The Stockholders shall have delivered to QAC and Graphic a certificate of QQQ's Secretary certifying as to the requisite corporate or other action authorizing the Merger, and the status of record ownership of the Shares by the Stockholders.

          (d) The Stockholders shall have submitted to QAC and Graphic resignations of all current officers and directors of QQQ and Quadras.

          (e) Mesdames Harris and Morgan shall have executed and delivered to QAC and Graphic the Employment Agreements (which contains certain non-compete provisions), substantially in the form of Exhibit "A" hereto.

          (f) The Stockholders shall have executed and delivered to QAC and Graphic the Escrow Agreement, substantially in the form of Exhibit "B" hereto.

          (g) QAC and Graphic shall have received the opinion of Johnson & Montgomery, counsel to QQQ and the Stockholders, substantially in the form of Exhibit "D" hereto.

          (h) The Certificate of Merger shall be prepared for filing with the Secretary of State of Georgia.

          (i) QAC and Graphic shall have executed the Printing Agreement substantially in the form of Exhibit "E" attached hereto providing for substantial quantities of commercial printing for Quadras's clients, for which Quadras performs creative, design, photography or pre-press services, to be performed by Graphic or its subsidiaries, with Quadras receiving as consideration therefor a commission equal to eight percent (8%) of Value Added Sales.

          (j) Quadras shall have terminated its lease for its studio at 239-B Locust Street, Atlanta, Georgia.

         7.2  Conditions to Obligations of the Stockholders.  The obligation of
               ---------------------------------------------
the Stockholders to consummate the Merger is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of QAC and Graphic shall be true and correct in all material respects as of, and shall not have been violated in any material respect at, the Closing Date as though made on and as of the Closing Date; QAC and Graphic shall, on or before the Closing, have performed in all material respects all of their obligations under this Agreement which by the terms hereof are to be performed on or before the Closing Date; and each of QAC and Graphic shall have delivered to the Stockholders a certificate of one of its officers dated as of the date of the Closing to the foregoing effect.

          (b) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Merger or which would have a material adverse effect on the right of the Stockholders to consummate the Merger or which claims material damages from the Stockholders with respect to the Merger.

          (c) QAC and Graphic shall have delivered to the Stockholders certificates of their respective Secretaries certifying as to the requisite corporate and other action authorizing the Merger and the incumbency of their respective officers and directors.

          (d) QAC shall have executed and delivered to the Stockholders the Escrow Agreement, substantially in the form of Exhibit "B" hereto.

          (e) The Stockholders shall have received the opinion of Messrs. Gray, Gilliland & Gold, P.C., counsel to QAC and Graphic, substantially in the form of Exhibit "G" hereto.

          (f) The Certificate of Merger shall be prepared for filing with the Secretary of State of Georgia.

          (g) QAC and Graphic shall have executed and delivered the Employment Agreements substantially in the form of Exhibit "A" hereto.

          (h) QAC and Graphic shall have executed and delivered the Printing Agreement substantially in the form of Exhibit "E" hereto.

          7.3  Fulfillment of Conditions.  Each party to this Agreement shall
               -------------------------
use his, her or its best efforts to satisfy each and every condition to such party's obligation to consummate the transactions contemplated herein.

                                   ARTICLE 8
                         REGISTRATION OF GRAPHIC STOCK

          8.1  Registration.  Graphic shall prepare and file with the Commission
               ------------
a Registration Statement on Form S-3 as soon as practicable after the Closing Date, and in no event later than ninety (90) days after the Effective Date, which shall cause the Graphic Stock to be registered for resale by the Stockholders, and Graphic shall use reasonable best efforts to have such registration become effective and not abandon the filing. The Stockholders shall receive a copy of the Registration Statement prior to filing for review, and the Stockholders shall represent and warrant that the information contained in the Registration Statement concerning each of them and the intended method of distribution of the securities covered by the Registration Statement is true, complete, and correct. If at any time during the Effective Period, Graphic is unable to maintain such registration on Form S-3, Graphic shall utilize Form S-1 or such other registration form as Graphic deems appropriate in order to fulfill its obligations under this Article 8.

          8.2  Furnishing Information.  The Stockholders shall furnish to
               ----------------------
Graphic such information regarding Stockholders or the Graphic Stock and the intended method of disposition of such securities, as shall be reasonably requested by Graphic in order to effect such registration.

          8.3  Prospectus Requirements.  Each Stockholder hereby covenants with
               -----------------------
Graphic that she will promptly advise Graphic of any changes in the information concerning such Stockholder contained in the Registration Statement and that each Stockholder will not make any sale of Graphic Stock pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Act. Each Stockholder acknowledges that occasionally there may be times when Graphic must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Graphic and declared effective by the Commission, the relevant prospectus has been supplemented by Graphic or until such time as Graphic has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended. During any such period in which sales are suspended and upon reasonable prior notice of such suspension from Graphic, each Stockholder agrees not to sell any shares of Graphic Stock pursuant to any such prospectus; provided however that Graphic shall use its reasonable best efforts to file any required amendment, supplement, or report with the Commission within 30 days of such suspension. Each Stockholder covenants that she will not sell any shares pursuant to any prospectus during the period commencing at the time at which Graphic gives each Stockholder notice of the suspension of the use of a given prospectus and ending at the time Graphic gives notice that each Stockholder may thereafter effect sales pursuant to a given prospectus.

     8.4  Maintenance.
          -----------

          (a) Graphic agrees to (i) use its best efforts to keep the Registration Statement continuously effective (including by filing amendments and supplements thereto) in order to permit the disposition of the Graphic Stock until the third anniversary of the Closing Date or the sale by the Stockholders of all of the Graphic Stock, whichever is earlier (collectively, the "Effective Period"), and (ii) prepare and file with the Commission, as soon as reasonably practicable, such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective continuously during the Effective Period.

          (b) Graphic agrees to cause the Registration Statement and the related prospectus, and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment, or supplement during the Effective Period, (1) to comply in all material respects with the applicable registration requirements of the Act and the rules and regulations promulgated by the Commission thereunder, and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than information confirmed by Stockholders pursuant to Section 8.2 or statements or omissions made in reliance upon and in conformity with information furnished to Graphic in writing by or on behalf of any Stockholder expressly for use in the Registration Statement and the related prospectus, or any amendment or supplement thereto.

          (c) In connection with the Registration Statement, Graphic agrees, as soon as reasonably practicable, to:

              (i) furnish to each Stockholder such number of copies of the Registration Statement, each amendment and supplement thereto, and prospectus included in the Registration Statement and such other related documents as each Stockholder may reasonably request;

              (ii) notify each Stockholder promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus forming a part thereof;

              (iii) advise each Stockholder after Graphic receives notice or otherwise obtains knowledge of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or amendment or supplement thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

              (iv) use its best efforts to register or qualify the Graphic Stock under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as any of the Stockholders shall reasonably request (provided that Graphic shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable any of the Stockholders to consummate the disposition of Graphic Stock in any of the aforementioned jurisdictions; and

              (v) notify the Stockholders, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to the Registration Statement so that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     8.5  Indemnification.
          ---------------

          (a) Graphic agrees to indemnify, defend and hold harmless the Stockholders from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to the Stockholders), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, and will reimburse the Stockholders and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim, except insofar as the same may have been caused by any untrue statement or omission contained in the information confirmed by any of the Stockholders pursuant to Section 8.2 or based upon information furnished to Graphic in writing by or on behalf of any of the Stockholders expressly for use therein.

          (b) The Stockholders, jointly and severally, agree to indemnify, defend and hold harmless Graphic and its officers, directors, affiliates, agents, employees and controlling persons (within the meaning of Section 15 of the Act) from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to Graphic), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon (i) any untrue statement of a material fact contained in the Registration Statement or in any prospectus contained therein (or any amendment or supplement thereto) or which arises out of or is based upon any omission to state in any thereof a material fact required to be stated therein or necessary to make any statement contained therein not misleading, to the extent that such untrue statement or omission is contained in the information confirmed by any of the Stockholders pursuant to
Section 8.2 or is made in reliance upon or in conformity with information furnished in writing by or on behalf of any of the Stockholders expressly for inclusion in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto), and (ii) the failure by any of the Stockholders to comply with the covenants contained in Section 8.3 above, and will reimburse Graphic and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim.

          8.6  Fees and Expenses of Registration.  Graphic will pay all expenses
               ---------------------------------
and fees incident to the performance of its obligations in Sections 8.1, 8.3 and
8.4 other than selling commissions and fees and expenses of advisors to any of the Stockholders. Graphic shall pay for the fees and expenses of one counsel for the Stockholders in connection with its registration obligations hereunder up to $2,500, in the aggregate.

                                   ARTICLE 9
                                INDEMNIFICATION

     9.1  Definitions.  As used in this Article 9:
          -----------

          (a) "Damages" shall mean actual losses, liabilities, damages, claims, costs or expenses (including reasonable attorneys fees and disbursements), less the amount of any actual tax or insurance benefits then available to or received by the Indemnified Party with respect thereto.

          (b) "Indemnified Party" means the party seeking indemnification under
Section 9.2 hereof.

          (c) "Indemnifying Party" means the Stockholders, jointly and severally.

     9.2  Indemnification of QAC and Graphic by the Stockholders.
          ------------------------------------------------------

          (a) The Stockholders shall, jointly and severally, from and after the Closing Date, indemnify, defend, and hold QAC and Graphic and their respective subsidiaries and Affiliates harmless from, against and in respect of any and all

Damages incurred by any of them arising from or in connection with any breach of any representation, warranty or covenant made by the Stockholders in this Agreement or due to any amounts paid by Graphic or QAC pursuant to the indemnification continuation provisions of Section 6.1 hereof; provided, however, that the liability of each of the Stockholders to indemnify Graphic or QAC for any Damages incurred by them arising from or in connection with any breach of any representation, warranty or covenant made by the Stockholders in this Agreement or in connection with such indemnification continuation provisions: (i) must be asserted by Graphic or QAC during the period such representations, warranties and covenants survive this Agreement as set forth in Sections 6.1 and 12.11 herein; and (ii), although the liability of the Stockholders hereunder shall be joint and several, the liability of each Stockholder shall be limited to the total amount of Graphic Stock (at the Market Value Per Share used for the Closing) payable to such Stockholder.

          (b) No Damages shall be recoverable hereunder unless the aggregate amount of all Damages exceeds $50,000; provided, however, that once such threshold is met, the full amount of all Damages over and above the first $25,000 thereof shall be recoverable.

     9.3  Method of Asserting Claims.
          --------------------------

          (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from an Indemnified Party by a third party (a "Third Party Claim") or an Indemnified Party seeks indemnification from an Indemnifying Party in connection with any other type of claim for which indemnity may be sought hereunder (collectively, and including Third Party Claims, a "Claim"), the Indemnified Party shall use reasonable efforts to notify the Indemnifying Party in writing of such Claim, specifying the nature of such Claim arising hereunder and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall have twenty calendar days (or such earlier period of time as may be required for the filing of responsive pleadings to any legal action instituted with respect to the Claim or required due to contractual deadlines imposed upon the Indemnified Party by the contract in dispute but in any event, not less than 10 days) from the receipt of the Claim Notice (the "Response Notice Period") to notify the Indemnified Party,
(A) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such Claim and (B) notwithstanding any such dispute, if it is a Third Party Claim, whether or not it will defend, at its sole cost and expense, the Indemnified Party against such Claim. No failure by an Indemnified Party to notify the Indemnifying Party of the existence or assertion of a Claim for which indemnification may be sought shall constitute a defense to or waiver of such Claim for indemnification except to the extent the Indemnifying Party may be able to prove that it has been materially prejudiced by such failure or delay.

          (b) If the Indemnifying Party disputes its liability with respect to such Claim or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such Claim as provided in paragraphs (c) and (d) below), such dispute shall be resolved in accordance with Section 9.5 hereof. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any Third Party Claim, such Claim shall not be settled without the prior written consent of the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (c) In the event that the Indemnifying Party notifies the Indemnified Party within the Response Notice Period that it will defend the Indemnified Party against a Third Party Claim, then the Indemnifying Party shall assume the defense thereof with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall cooperate in all reasonable respects in such defense, including without limitation in making any appropriate counterclaim against the person asserting the Third Party Claim or any appropriate crosscomplaint against any person (unless such counterclaim or crosscomplaint would be against any other entity with which the Indemnified Party has ongoing business relations and would have a significant likelihood in the good faith judgment of the Indemnified Party of damaging such business relationships); provided, however, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Third Party Claim. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Party, any such Third Party Claim or the litigation or resolution of any such Third Party Claim involves an issue or matter which could reasonably be expected to have a material adverse effect on Graphic, provided Graphic is the Indemnified Party, then the Indemnified Party shall have the right to control the defense or settlement of any such Third Party Claim at its cost and expense, and such legal fees and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such Third Party Claim at its sole cost and expense.

          (d) If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by not giving the Indemnified Party timely notice within the Response Notice Period as provided above or otherwise, then the Indemnified Party shall, at the expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), have the right to defend, settle or compromise any such Third Party Claim with counsel of its own choosing. In the event the Indemnified Party proposes to settle a Third Party Claim, the Indemnified Party shall deliver to the Indemnifying Party written notice of the proposed settlement of the Third Party Claim, which the Indemnified Party may reject in its reasonable judgment within thirty days of receipt of such notice. In the event the Indemnified Party settles such Third Party Claim over the objection of Indemnifying Party, dispute over such settlement shall be resolved as provided in Section 9.5 hereof.

          (e) In the event an Indemnified Party has a claim for indemnification against the Indemnifying Party hereunder with respect to a Claim other than a

Third Party Claim, the Indemnified Party shall send a Claim Notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such Claim, such dispute shall be resolved in accordance with Section 9.5 hereof. If the Indemnifying Party accepts or agrees with such Claim or does not notify the Indemnified Party within the Response Notice Period that it disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

          (f) The use of the indemnification provisions of this Agreement by any Indemnified Party shall be the exclusive method of recovering for any Damages sustained by an Indemnified Party due to a breach of any representation, warranty or covenant contained in this Agreement; provided, however, that if such indemnification does not fully satisfy the Damages incurred by an Indemnified Party hereunder, such Indemnified Party may resort to any other legal remedy available to such party to recover any such Damages not satisfied through indemnification hereunder, subject, in each instance, to all the limitations contained in this Agreement on recovery of Damages (including, without limitation, limitations on time for asserting claims, threshold amounts, maximum recovery from an individual Indemnifying Party, credits for insurance benefits and any tax benefits or payments included in the definition of Damages in this Article 9) set forth in this Agreement. Further, if any dispute regarding indemnification hereunder is submitted to arbitration as set forth in
Section 9.5 herein, the result of such arbitration shall be final, binding and conclusive, and no party may resort to other remedies to obtain recovery of any Damages not awarded through such arbitration.

          9.4  Payment.  The Indemnifying Party shall pay the Indemnified Party,
               -------
within ten days after the final determination of liability under this Article 9, the amount of any indemnification to which the Indemnified Party is entitled. Payment may be made by an Indemnifying Party in cash or with Graphic Stock (at its then current market value). Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such claim.

          9.5  Arbitration.  All disputes under this Article 9 shall be settled
               -----------
by arbitration in Atlanta, Georgia, before a single arbitrator pursuant to the rules of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by any party hereto by giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this
Section 9.5. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within 20 days after the date of the notice referred to in the preceding sentence, the selection shall be made pursuant to the rules of the AAA from the panels of arbitrators maintained by the AAA for commercial disputes. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared.

                                   ARTICLE 10
                            COVENANT NOT TO COMPETE

     10.1  Definitions.  Capitalized terms used in
           -----------
this Article 10 shall have the following meanings:

          (a) "Area" shall mean the States of Georgia, Florida, North Carolina, South Carolina, Alabama, Tennessee, Mississippi and Illinois.

          (b) "Competing Business" shall mean any business engaged in the production for the account of others of advertising materials and sales catalogs featuring clothing and accessories and industrial and household products, including required design, copy writing and photography, but excluding color separation and printing services.

          (c) "Proprietary Information" shall mean information related to QQQ, Quadras, or the business of QQQ or Quadras (i) which derives economic value, actual or potential, from not being generally known to, or readily ascertainable by, other persons who can obtain economic value from its disclosure or use and,
(ii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, techniques or methods used in the financial affairs, processes, services, customer lists, customer information, employees, employees' compensation, research, development, existing and future products and services, product and service plans and designs, purchasing, accounting, distribution systems, marketing, formulae, compilations, programs, methods, techniques, drawings, and suppliers of QQQ or Quadras. Proprietary Information will not include any information or data which before being divulged by the Stockholders (i) has become generally known to the public through no wrongful act of the Stockholders; (ii) has been rightfully received by the Stockholders from a third party without restriction on disclosure and without breach of an obligation of confidentiality running either directly or indirectly to QQQ or Quadras; (iii) has been approved for release and released to the general public by written authorization of the QQQ or Quadras; (iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or has been required to be disclosed by operation of law; provided, however, that the Stockholders must first have given written notice of such required disclosure to QAC, and taken reasonable steps to allow QAC to seek to protect the confidentiality of the information required to be disclosed including, without limitation, to allow QAC to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which disclosure is required; or (v) is independently developed by the Stockholders without use, directly or indirectly, of Proprietary Information and does not relate to the Business of the Company. Proprietary Information may include information disclosed to QQQ or Quadras by a third party which QQQ or Quadras is obliged to treat as confidential.

          (d) "Restricted Period" shall mean the period commencing with the Closing Date and ending on the seven (7) year anniversary thereof.

          10.2  Agreement Not to Compete.  Unless otherwise consented to in
                ------------------------
writing by QAC, the Stockholders agree that during the Restricted Period they will not, within the Area, either directly or indirectly, on their own behalf or in the service or on behalf of others, engage in any Competing Business or provide managerial, supervisory, administrative, financial or consulting services or assistance to, or own a beneficial interest in, any Competing Business except for the ownership of less than five percent (5 %) of a publicly traded company.

          10.3  Agreement Not to Solicit Employees.  The Stockholders agree that
                ----------------------------------
during the Restricted Period, they will not, without the prior written consent of QAC, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, from the employment of QAC, any person employed by QQQ or Quadras on the Closing Date.

          10.4  Agreement Not to Solicit Customers.  The Stockholders agree that
                ----------------------------------
during the Restricted Period, they will not, either directly or indirectly, on their own behalf or in the service or on behalf of others, in or for a Competing Business, solicit or attempt to solicit any person, firm or corporation who was a customer of QQQ or Quadras during the one-year period immediately preceding the Closing Date (as shown on the books and records of QQQ).

    10.5  Confidentiality.
          ---------------

          (a) After the Closing, the Stockholders (i) will hold the Proprietary Information in confidence, and (ii) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information. In the event that any of the Stockholders determine that they are required by law to disclose any Proprietary Information, such Stockholder will not make such disclosure unless (and then only to the extent that) such Stockholder has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to QAC (if reasonably practical) that such disclosure has been requested and is required by law.

          (b) Any and all reproductions of the Proprietary Information in the custody or control of the Stockholders will prominently display a confidentiality legend, to the extent practicable.

          (c) The Stockholders covenant and agree that on or before the Closing Date, the Stockholders will deliver to QAC all tangible copies and embodiments of the Proprietary Information in their possession or control.

    10.6  Remedies.  The parties hereto specifically acknowledge and agree
          --------
that the remedy at law for breach of this Article 10 would be inadequate and that any party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

                                   ARTICLE 11
                        TERMINATION; AMENDMENTS; WAIVER

          11.1  Termination.  This Agreement may be terminated, and the
                -----------
transaction contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a) by the written consent of QAC and the Stockholders;

          (b) by QAC or the Stockholders if, without a material breach of the terminating party, the Closing shall not have occurred on or before November 1, 1995, which date may be extended by mutual consent of the parties;

          (c) by QAC if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by the Stockholders, QQQ or Quadras in their representations, warranties, covenants or agreements set forth herein; or

          (d) by the Stockholders if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by QAC or Graphic in its representations, warranties, covenants or agreements set forth herein.

    11.2  Effect of Termination.  In the event of the termination and
          ---------------------
abandonment of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become void and have no effect, other than the provisions of
Section 12.7 which shall survive. Nothing contained in this Section 11.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

                                   ARTICLE 12
                                 MISCELLANEOUS

    12.1  Entire Agreement; Assignment.  This Agreement, together with any
          ----------------------------
confidentiality agreements between the parties hereto, (a) constitutes, with the schedules and the exhibits hereto, the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof and (b) shall not be assigned by operation of law or otherwise, provided that QAC may assign its respective rights and obligations to any direct subsidiary of Graphic, but no such assignment shall relieve QAC of its obligations hereunder.

    12.2  Validity.  The invalidity or unenforceability of any provision
          --------
of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

    12.3  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and shall be deemed to have been duly given, effective and received when delivered in person or by electronic facsimile transmission, cable, telegram, telex, or a courier, or five (5) days following the date such notice is mailed by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

                                 If to QAC:

                                 Quadras Acquisition Company
                                 c/o Graphic Industries, Inc.
                                 2155 Monroe Drive, N.E.
                                 Atlanta, Georgia 30324
                                 Attention:  Mark C. Pope IV, President

                                 with a copy to:

                                 Gray, Gilliland & Gold, P.C.
                                 400 Perimeter Center Terrace
                                 Suite 1050, North Terraces
                                 Atlanta, Georgia  30346
                                 Telecopy:  (404) 392-4808
                                 Attention:  Lawrence M. Gold, Esq.

                                 If to Graphic, to:

                                 Graphic Industries, Inc.
                                 2155 Monroe Drive, N.E.
                                 Atlanta, Georgia 30324
                                 Telecopy:  (404) 874-7589
                                 Attention:  Mark C. Pope IV, President

                                 with a copy to:

                                 Gray, Gilliland & Gold, P.C.
                                 400 Perimeter Center Terrace
                                 Suite 1050, North Terraces
                                 Atlanta, Georgia  30346
                                 Telecopy:  (404) 392-4808
                                 Attention:  Lawrence M. Gold, Esq.

                                 If to the Stockholders, at the address
                                 listed on the signature pages hereof.

                                 If to QQQ or Quadras at:

                                 Quadras, Inc.
                                 3176 Marjan Drive
                                 Atlanta, Georgia  30340

                                 with a copy to:

                                 Johnson & Montgomery
                                 One Buckhead Plaza, Suite 400
                                 3060 Peachtree Road, N.W.
                                 Atlanta, Georgia  30305
                                 Telecopy (404) 262-1222
                                 Attention:  Thomas E. Jones, Jr., Esq.


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon actual receipt thereof.

          12.4  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          12.5  Descriptive Captions.  The descriptive captions herein are
                --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          12.6  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

          12.7  Expenses.  All costs and expenses of Graphic or QAC associated
                --------
with legal and audit services incurred in connection with the Merger shall be paid by Graphic. The Stockholders and QQQ will each pay their respective legal and other expenses. Any expense incurred by QQQ in connection with the transactions contemplated by this Agreement shall be accrued in full on the financial records of QQQ as of the Closing Date and constitute an adjustment to the Closing Balance Sheet.

          12.8  Parties in Interest.  This Agreement shall be binding upon and
                -------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          12.9  No Waiver.  No failure on the part of any party hereto to
                ---------
exercise, and no delay in exercising any right, power or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any party hereto preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party of any breach of or any default in any term, covenant, or condition which this Agreement requires to be performed or observed by any other party shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term, covenant or condition hereof.

          12.10  Best Efforts.  All parties to this Agreement hereby covenant
                 ------------
and agree to use their best efforts to perform all of their respective covenants, agreements and obligations hereunder and to cooperate fully with each other to consummate the Merger and the related transactions referred to herein.

          12.11 Survivability.  The Stockholders' representations, warranties
                -------------
and covenants set forth in this Agreement shall survive for a three (3) year period following the Closing Date, except for the representations, warranties and covenants set forth in Sections 3.4, 3.5, 3.8, 3.20 and 3.29 which shall survive for the period of seven (7) years after the Closing Date.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

                                 GRAPHIC INDUSTRIES, INC.

                                 By:
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                                 QUADRAS ACQUISITION COMPANY

                                 By:
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                                 QQQ, INC.

                                 By:
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                                 QUADRAS, INC.

                                 By:
                                    ----------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------



                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                 [SIGNATURES CONTINUED FROM THE PRECEDING PAGE]


                                 --------------------------------------------
                                 Sara Senie Harris
                                 Social Security Number:
                                 Address:  261 King Road, N.W.
                                           Atlanta, Georgia  30342


                                 --------------------------------------------
                                 Cynthia A. Morgan
                                 Social Security Number:
                                 Address:  1026 Coronado Drive, N.W.
                                           Atlanta, Georgia  30327

                                                                   EXHIBIT 10RRR

              AGREEMENT AND PLAN OF REORGANIZATION WITH QQQ, INC.
              ---------------------------------------------------

                                    EXHIBITS
                                    --------


Exhibit "A" - Employment Agreements

Exhibit "B" - Escrow Agreement

Exhibit "C" - Interim Balance Sheet

Exhibit "D" - Opinion of QQQ and Stockholders Counsel

Exhibit "E" - Printing Agreement

Exhibit "F" - DELETED

Exhibit "G" - Opinion of Gray, Gilliland & Gold, P.C.

                                   SCHEDULES
                                   ---------


Schedule 2.3     Stockholders

Schedule 3.1     Foreign Qualifications

Schedule 3.7(b)  Claims Against Accounts Receivable

Schedule 3.7(c)  Inventory Claims

Schedule 3.9(a)  Personal Property

Schedule 3.9(b)  Leases

Schedule 3.11  Intellectual Property

Schedule 3.12  Insurance

Schedule 3.13  Litigation

Schedule 3.14  Authorizations

Schedule 3.15  Environmental Matters

Schedule 3.16  Changes Since July 31, 1995

Schedule 3.19  Employees

Schedule 3.20  Benefit Plans

Schedule 3.21  Labor Claims

Schedule 3.22  Contracts

Schedule 3.23  Bank Accounts

Schedule 3.24  Transactions with Affiliates

Schedule 3.27  Consents

                                    GLOSSARY
                                    --------



     1. "Acquisition Proposal" shall have the meaning set forth in Section 5.2 herein.

     2.   "Act" shall mean the Securities Act of 1933, as amended.

     3. "Affiliate(s)" shall mean any Person that directly, or indirectly through one or more other Persons, controls, is controlled by or is under common control with any other Person.

     4. "Agreement" shall mean this Agreement and Plan of Reorganization as now existing or as hereafter amended.

     5.   "Arbitration" and "AAA" shall have the meanings set forth in Section
9.5 herein.

     6. "Area"; "Competing Business"; "Proprietary Information"; and "Restricted Period" shall have the respective meanings set forth in Section 10.1 herein.

     7. "Authorizations" shall have the meaning set forth in Section 3.14 herein.

     8. "Benefit Plans" shall have the meaning set forth in Section 3.20 herein.

     9.   "Certificate of Merger" shall have the meaning set forth in Section
2.7 herein.

     10. "Claim" and "Third Party Claim" shall have the respective meanings set forth in Section 9.3(a) herein.

     11. "Claim Notice" and "Response Notice Period" shall have the respective meanings set forth in Section 9.3(a) herein.

     12. "Closing" shall mean the closing of the transactions contemplated in this Agreement to be held at the date, time and place set forth in Section 2.7 herein.

     13. "Closing Audit" shall mean the audit of the Preliminary Balance Sheet to be conducted by Graphic pursuant to Section 2.10(b) herein.

     14. "Closing Balance Sheet" shall mean the audited closing balance sheet resulting from the Closing Audit.

     15.  "Closing Date" shall mean the date of Closing.

     16.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     17. "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

     18.  "QQQ Stock" shall mean the common stock, $1.00 par value, of QQQ.

     19. "Competing Business" shall have that meaning set forth in Section 10.1(b) hereof.

     20. "Contracts" shall mean the contracts, leases, licenses, warranties, commitments, agreements, arrangements, credit guaranties, purchase and sale orders and contracts for the provision of services, whether oral or written, to which Quadras or QQQ is a party, or pursuant to which Quadras or QQQ has any right, benefit or obligation.

     21. "Daily Market Value Per Share" shall mean the closing price for Graphic Common Stock as reported on the NASDAQ national market system as published in The Wall Street Journal for any trading day.
             --- -------------------

     22. "Damages"; "Indemnified Party" and "Indemnifying Party" shall have the respective meanings set forth in Section 9.1 herein.

     23. "Effective Date" shall mean the date on which the Articles of Merger are filed with the Secretary of State of Georgia.

     24. "Effective Period" shall have the meaning set forth in Section 8.4 herein.

     25. "Employment Agreements" shall mean the Employment Agreements substantially in the form of Exhibit "A" attached hereto and incorporated herein by reference between Harris and Morgan, respectively, and the Surviving Corporation.

     26. "Environmental Laws" shall have the meaning set forth in Section 3.15(a) herein.

     27. "Environmental Permits" shall have the meaning set forth in Section 3.15(c) herein.

     28. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     29. "Escrow Agent" shall mean NationsBank of Georgia, N.A., including its successors and assigns.

     30. "Escrow Agreement" shall mean the Escrow Agreement substantially in the form of Exhibit "B" attached hereto and incorporated herein by reference.

     31. "Escrow Period" shall mean the period beginning on the Effective Date and continuing for six (6) months thereafter, unless sooner terminated or extended, as provided in the Escrow Agreement.

     32. "Escrow Shares" shall mean ten percent (10%) of the value (as determined pursuant to this Agreement as of the Closing Date) of the Graphic Stock, rounded to the nearest whole number of shares (which shall be registered in the name of Escrow Agent), or any proceeds or substitutions therefor, in accordance with this Agreement and the Escrow Agreement.

     33. "Estimated Net Book Value" shall mean the Net Book Value of QQQ as shown or reflected in the Preliminary Closing Balance Sheet.

     34. "Financial Schedule" shall have the meaning set forth in Section 2.10(a) herein.

     35. "Financial Statements" shall mean collectively: (i) the consolidated and consolidating interim unaudited balance sheet of QQQ as at July 31, 1995, together with the related statement of income and changes in financial condition for the period then ended; (ii) the unaudited interim balance sheet of Quadras as of July 31, 1995, and the related statements of income and changes in financial position for the period then ended; (iii) unaudited balance sheets and the related statements of income and changes in financial condition of Quadras for the fiscal years ended October 31, 1994, and October 31, 1993, respectively.

     36. "Graphic Common Stock" shall mean the Common Stock, $0.10 par value per share, of Graphic.

     37. "Graphic Disclosure Documents" shall mean the reports and information referred to in Section 4.7 of this Agreement.

     38. "Graphic Stock" shall mean the total number of shares of Graphic Common Stock, to be issued hereunder, including the Initial Shares and the Escrow Shares and which, in the aggregate shall equal the quotient obtained by dividing the sum of $3,000,000 (subject to adjusted upwards or downwards pursuant to Section 2.10 hereof) by the Market Value Per Share of Graphic Common Stock, rounded up to the nearest whole number of shares.

     39.  "Initial Shares" shall mean the Graphic Stock minus the Escrow Shares.

     40.  "Intellectual Property" shall have the meaning set forth in Section
3.11 herein.

     41. "Interim Balance Sheet" shall mean, collectively, the consolidating and consolidated interim unaudited balance sheets of QQQ as of July 31, 1995 in the form attached to this Agreement as Exhibit "C".

     42. "Knowledge" shall mean information, data, material or knowledge actually known to a Person or which such Person should have known after reasonable inquiry or investigation.

     43. "Lease" shall mean, collectively, those certain lease agreements dated March 27, 1987 with Herbert Tabb & Associates as landlord and Quadras as Tenant, including all amendments, extensions and options relating thereto, October, 1993 and February, 1995 (and any prior leases relating thereto) between Henry M. Hatcher, Jr. d/b/a/ HMH Enterprises as landlord and Quadras as tenant covering the premises and improvements at 3176-3190 and 3190A Marjan Drive, DeKalb County, Georgia.

     44. "Market Value Per Share" shall mean the average of the Daily Market Value Per Share for each of the twenty (20) consecutive trading days preceding the third trading day prior to the Closing Date.

     45. "Merger" shall mean the merger of QQQ into and with QAC as set forth herein.

     46. "Net Book Value" shall mean the total assets of QQQ minus the total liabilities of QQQ, as determined in accordance with generally accepted accounting principles consistently applied.

     47. "Person" or "Persons" shall mean any individual, joint venture, partnership, firm, corporation, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular or the plural.

     48. "Preliminary Closing Balance Sheet" shall mean the unaudited, consolidated balance sheet of QQQ dated as of the Closing Date and prepared and delivered in accordance with Section 2.10(a) herein.

     49. "Printing Agreement" shall mean the Printing Agreement substantially in the form of Exhibit "E" attached hereto and incorporated herein by reference.

     50. "Registration Statement" shall mean the Registration Statement on Form S-3, including any prospectuses, supplements, amendments or post-effective amendments and exhibits to be filed by Graphic with the Commission in accordance with this Agreement and relating to the resale of the Graphic Stock by each Stockholder.

     51. "Surviving Corporation" shall mean QAC, the name of which shall be changed in the Merger to "Quadras, Inc."

     52.  "Taxes" shall have the meaning set forth in Section 3.8(a) herein.

     53. "Tax Returns" shall mean all federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by QQQ, Quadras or the Stockholders with respect to the business of QQQ or Quadras.

     54. "Transaction Documents" shall mean this Agreement, the Escrow Agreement, the Employment Agreements, the Printing Agreement and the other documents and agreements called for by this Agreement.

     55. "Undisclosed Liabilities" shall mean any liability or obligation of Quadras or QQQ of any nature (whether accrued, absolute, contingent, due, to become due or otherwise, whether or not incurred in respect of or measured by the income of Quadras or QQQ and whether or not normally shown in a financial statement prepared in accordance with generally accepted accounting principles) not disclosed or reflected, or specifically reserved against, in any financial statement delivered by QQQ or Quadras in accordance with this Agreement or in any schedule or exhibit to this Agreement.

     56. "Value Added Sales" shall mean the gross collected revenues from the printing work to be performed pursuant to the Printing Agreement less all direct materials, costs, freight and outside purchases.